SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2004

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

Item 5. Other Events. Results of Annual Meeting of FTI Consulting, Inc.; Election of President; Resignation of Director; Increase in Size of Board

A copy of the Press Release announcing that effective June 7, 2004, the Board of Directors of FTI Consulting, Inc. (“FTI”) has appointed two independent directors to join its Board of Directors, filling all Board vacancies and bringing the total number of directors to eight, is filed as Exhibit 99.1 and is hereby incorporated herein by reference. The outside directors appointed by the Board are Mark H. Berey and Gerard E. Holthaus. Messrs. Berey and Holthaus will also serve on the Audit Committee of the Board. These directors will serve as Class III directors of FTI whose terms expire at FTI’s annual meeting of stockholders in the Spring of 2005.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release of FTI Consulting, Inc. dated June 7, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: June 9, 2004	By:	/S/ THEODORE I. PINCUS
Theodore I. Pincus Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of FTI Consulting, Inc. dated June 7, 2004.

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